                                  EXHIBIT 20.2


                    UNAUDITED CONDENSED FINANCIAL STATEMENTS
                              AUTHORIZE.NET CORPORATION

                                                        AUTHORIZE.NET
                                                  CONDENSED BALANCE SHEETS
                                                         (UNAUDITED)

                                                                                        DECEMBER 31,
                                                                  JUNE 30, 1999             1998
                                                                  -------------             ----
ASSETS
Current assets:
  Cash and cash equivalents............................        $        1,621,738      $      155,179
  Accounts receivable..................................                   418,770             199,271
  Deferred tax assets..................................                 2,473,495                   -
  Other current assets.................................                    11,500              11,994
                                                               ------------------      ---------------
     Total current assets..............................                 4,525,503             366,444

Property and equipment, net............................                   241,513              99,894
Other assets...........................................                     5,300               5,300
                                                               ------------------      ---------------

Total assets...........................................        $        4,772,316      $      471,638
                                                               ==================      ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses................        $          161,335      $        8,253
  Accrued compensation and benefits....................                   217,693             468,621
  Merchant funds.......................................                   473,260             200,131
  Income taxes payable.................................                    92,504                   -
                                                               ------------------      ---------------
  Total Current Liabilities............................                   944,792             677,005

Shareholders' equity:

Common stock...........................................                46,016,392          25,796,530
Accumulated deficit....................................               (42,188,868)        (26,001,897)
                                                               ------------------      ---------------
     Total shareholders' equity........................                 3,827,524            (205,367)
                                                               ------------------      ---------------

     Total liabilities and shareholders' deficit.......
                                                               $        4,772,316      $      471,638
                                                               ==================      ===============

                                  See notes to condensed financial statements.

                                                        AUTHORIZE.NET
                                             CONDENSED STATEMENTS OF OPERATIONS
                                                         (UNAUDITED)


                                                                       NINE MONTHS          NINE MONTHS
                                                                          ENDED                 ENDED
                                                                      JUNE 30, 1999         JUNE 30, 1998
                                                                   -------------------      ----------------


 Revenue....................................................       $         4,251,678      $        601,599
 Cost of revenue............................................                   170,842                24,922
                                                                   -------------------      ----------------
 Gross profit...............................................                 4,080,836               576,677


 Operating expenses:
   Sales and marketing......................................                 1,045,989               149,084
   Product development......................................                   756,809               159,688
   General and administrative...............................                 2,895,424               176,620
   Stock compensation.......................................                15,606,080                     -
                                                                   -------------------      ----------------
 Total operating expenses...................................                20,304,302               485,392

 Loss from operations.......................................               (16,223,466)               91,285
 Interest income............................................                    10,656                     -
                                                                   -------------------      ----------------
 Loss before taxes..........................................               (16,212,810)               91,285
 Income taxes (benefit) ....................................                (2,447,687)              103,002
                                                                   -------------------      ----------------

 Income (loss) before extraordinary items...................               (13,765,123)              (11,717)
 Loss on extinguishment of debt, net of tax.................                 3,018,046                     -
                                                                   -------------------      ----------------

 Net loss....................................................      $       (16,783,169)     $        (11,717)
                                                                   ===================      ================


                                See notes to condensed financial statements.

                                                        AUTHORIZE.NET
                                             CONDENSED STATEMENTS OF CASH FLOWS
                                                         (UNAUDITED)

                                                                             NINE MONTHS          NINE MONTHS
                                                                                ENDED               ENDED
                                                                             JUNE 30, 1999       JUNE 30, 1998
                                                                           ---------------       -------------

OPERATING ACTIVITIES
Net loss                                                                   $   (16,783,169)         $    47,766
Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Loss on extinguishment of debt                                               3,018,046                    -
    Stock Compensation                                                          15,606,080                    -
    Depreciation                                                                    66,355                8,982
     Changes in operating assets and liabilities:
       Accounts receivable                                                        (164,332)            (295,676)
       Deferred tax asset                                                       (2,473,495)                   -
                                                                                         -
       Other assets                                                                (14,476)              (2,324)
       Accounts payable and accrued expenses                                        42,523               62,324
       Accrued compensation and benefits                                           189,788               76,273
       Other current liabilities                                                         -              103,002
       Merchant funds                                                              476,447              123,918
                                                                           ---------------          -----------
Net cash used in operating activities                                              (36,233)             124,265

INVESTING ACTIVITIES - purchases of equipment                                     (254,043)             (42,939)
                                                                           ---------------          -----------

FINANCING ACTIVITIES:
   Proceeds from issuance of notes payable                                         900,000                    -
   Sale of common stock                                                            512,000                    -
   Cash received for options                                                       195,736                    -
                                                                           ---------------          -----------
Net cash provided by financing activities                                        1,607,736                    -
                                                                           ---------------          -----------

Net increase (decrease) in cash                                                  1,317,460               81,326

Cash at beginning of period                                                        304,278               25,496
                                                                           ---------------          -----------
Cash at end of period                                                      $     1,621,738          $   106,822
                                                                           ===============          ===========

                                   See notes to condensed financial statements.


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